Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of Bank of the Ozarks, Inc. of our report dated March 26, 2014, except for the restatement included in the 10-K/A dated October 10, 2014, with respect to the 2013 and 2012 consolidated financial statements of Bank of the Carolinas Corporation.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Turlington and Company, L.L.P.

Lexington, North Carolina

May 22, 2015